Exhibit 10.38

TERMINATION OF EMPLOYMENT AGREEMENT,

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

The following documents the Termination of Employment Agreement and Confidential Settlement Agreement and Release of All Claims (“Agreement”) by and between Brendan P. Keegan (“Executive”), and BancTec, Inc. (“BancTec”) (together, the “Contracting Parties”) regarding any and all past and present claims and their future effects that have arisen or could arise out of the Executive’s employment relationship with BancTec or his separation there from.  This Agreement is binding upon and extends to the Parties hereto and their: individual officers; directors; shareholders; stockholders; employees; parents; subsidiaries; affiliates; corporations; companies; divisions; partners; representatives; heirs; executors; assigns; administrators; successors; predecessors; d/b/a’s and assumed names; and insurers — whether specifically mentioned hereafter or not.  This Agreement will become effective upon the date it is fully executed by both parties hereto (the “Effective Date”).

RECITALS

WHEREAS, Executive and BancTec entered into that certain Employment Agreement dated May 27, 2007, as amended on or about October 16, 2008 (First Amendment) and on or about June 3, 2008 (Second Amendment) (the “Employment Agreement”); and

WHEREAS, BancTec wishes to terminate the Employment Agreement in the anticipation of the closing of a Transaction (as defined in the Employment Agreement) for the ITSM business with QualxServ, LLC (“QualxServ”) and that the Employment Agreement controls the Contracting Parties’ rights and obligations regarding the termination;

WHEREAS, Executive and BancTec desire to settle fully and finally all differences between them, including, but in no way limited to, those differences raised or that could have been raised in connection with the Executive’s employment with BancTec and the Employment Agreement, which settlement constitutes the good faith settlement of any potential claims in any manner arising from or connected with Executive’s employment relationship with BancTec and/or the termination of his employment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the sufficiency of which is hereby acknowledged, the Contracting Parties do hereby agree as follows:

1.                                       Resignation and Settlement Amount.

a.               The Company and Executive mutually agree that effective as of the Closing Date as defined in Section 3 of the Second Amendment to the Employment Agreement, the Executive shall be considered to have resigned for Good Reason from all offices and positions held by Executive in the Company and its subsidiaries upon terms and conditions set forth in this Agreement.  However, the Parties have agreed that if there is no Closing Date prior to March 1, 2009, this Agreement shall be null and void and the Employment Agreement shall remain in effect as if this Agreement had not been executed.

b.              Until and including the Closing Date, Executive shall continue to serve the Company in Executive’s current capacity and, except as modified hereby, Executive and the Company will remain subject to the terms and conditions of Executive’s Employment Agreement until the Closing Date.

c.               In connection with Executive’s resignation for Good Reason, BancTec agrees to the following:

i.                BancTec will pay to Executive

A.           one (1) year’s base salary (equal to $325,000), plus

B.             one times (1x) Executive’s target bonus for calendar year 2008 (equal to $325,000), plus

C.             a Closing Bonus (as that term is defined in the Second Amendment to the Employment Agreement) equal to $300,000

(collectively, the “Payments”); said Payments to be paid in a lump sum within fifteen (15) business days following the Closing Date;

ii.             Executive shall have the right to participate at BancTec’s expense, for a period of 18 months after the Closing Date, in the Company’s Employee Benefits (other than vacation rights) for which the Executive is eligible; provided however, that this right shall terminate upon Executive’s employment by a company offering welfare benefits, whether or not the Executive elects to receive such benefits; and

iii.          Executive is also entitled to certain accrued rights as follows:

A.           Any accrued but unpaid salary for any period of time worked prior to (and including) the Closing Date and other amounts to which the Executive otherwise is entitled hereunder prior to the date of the Executive’s termination of employment;

B.             Any bonus compensation earned but not paid that relates to any calendar year ended prior to the date of termination of employment, in accordance with the terms of the Bonus Plan (however, the parties agree that no such unpaid bonus compensation has been earned but not paid, so no additional amounts are owed pursuant to this provision);

C.             Any accrued and unused vacation and sick leave pay;

D.            Reimbursement for any unreimbursed business expenses properly incurred by the Executive in accordance with Company policy prior to the date of the Executive’s termination;

E.              Such Employee Benefits, if any, as to which to the Executive (or his dependents or beneficiaries, as applicable) may be entitled under the employee benefit plans of the Company or its affiliates pursuant to the terms of such plans; and

F.              Vesting of equity incentive awards as follows:

1)              All equity incentive awards granted to Executive under the Company’s Amended and Restated 2007 Equity Incentive Plan (originally granted as 335,000 incentive stock options and 60,000 shares of restricted stock, but subsequently adjusted for a one-for-three reverse split), whether vested or unvested as of the Closing Date, will immediately vest on the Closing Date, provided that the Effective Date is before the Closing Date; otherwise, such awards will vest on the Effective Date.

2)              Option awards will become immediately exercisable and shall be exercisable until the earlier to occur of (1) the end of the award term as set forth in the applicable award agreement(s) or (2) ninety

(90) days after the Closing Date, after which all such option awards shall expire and be of no further force or effect.

3)              However, notwithstanding any other provision of this Agreement, the vesting and exercisability provided for in this Subsection 1.c.(iii)F.3) shall be subject to all provisions relating to post-employment exercises set forth in the Company’s Amended and Restated 2007 Equity Incentive Plan and related award agreements.

2.                                       GENERAL RELEASE AND COVENANT NOT TO SUE.

a.               IN RETURN FOR THE CONSIDERATION REFERENCED IN THIS AGREEMENT, THE EXECUTIVE, ON BEHALF OF HIMSELF, HIS SPOUSE, ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS (TOGETHER THE “EXECUTIVE PARTIES”), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES THE COMPANY AND ITS RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND ITS RESPECTIVE PAST AND PRESENT SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS, ACCOUNTANTS, AND ATTORNEYS (TOGETHER THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS’ FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE CLOSING DATE (INCLUDING, BUT NOT LIMITED TO, ANY CLAIM AGAINST THE RELEASED PARTIES BASED ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, FRAUDULENT INDUCEMENT, DEFAMATION, SLANDER, UNJUST ENRICHMENT, COMPENSATION, EQUITY INTEREST, NEGLIGENCE,

PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AMERICANS WITH DISABILITIES ACT, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, THE EQUAL PAY ACT, AS AMENDED, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAMILY AND MEDICAL LEAVE ACT, AS AMENDED, THE FAIR LABOR STANDARDS ACT, AS AMENDED, THE SARBANES-OXLEY ACT, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT, INCLUDING THE TEXAS COMMISSION ON HUMAN RIGHTS ACT) IN ALL CASES ARISING OUT OF OR RELATING TO THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE (i) ANY OF THE RELEASED PARTIES FROM ANY OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT, (ii) ANY OF THE RELEASED PARTIES’ RESPECTIVE OBLIGATIONS TO INDEMNIFY THE EXECUTIVE FROM THE COMPANY IN RESPECT OF HIS SERVICES AS AN EMPLOYEE, OFFICER OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AS PROVIDED BY LAW OR THE CERTIFICATES OF INCORPORATION OR BY-LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF THE COMPANY OR ANY SUBSIDIARY THEREOF, (iii) ANY OF THE RELEASED PARTIES’ RESPECTIVE OBLIGATIONS UNDER ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE CLOSING DATE, (iv) CLAIMS OR RIGHTS THE EXECUTIVE MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (AND ANY AMENDMENTS THERETO) THAT ARISE AFTER THE DATE THE EXECUTIVE SIGNS THE RELEASE OR (v) CLAIMS ARISING SOLELY AFTER THE CLOSING DATE.

b.              THE EXECUTIVE, ON BEHALF OF HIMSELF AND THE EXECUTIVE PARTIES, HEREBY COVENANT FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE RELEASED PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS RELEASE, AND REPRESENT AND WARRANT THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON HIS BEHALF.  EVEN IF A COURT RULES THAT EXECUTIVE, OR ANOTHER PARTY ON HIS BEHALF, MAY FILE A LAWSUIT AGAINST THE COMPANY OR ANY OF THE RELEASED PARTIES ARISING FROM EXECUTIVE’S EMPLOYMENT AT THE COMPANY OR ANY OF THE RELEASED PARTIES, OR THE SEPARATION THEREOF, OR BASED ON ANY OTHER SET OF FACTS OR EVENTS OCCURRING PRIOR TO THE EFFECTIVE DATE, EXECUTIVE AGREES NOT TO ACCEPT ANY MONEY DAMAGES OR ANY OTHER RELIEF IN CONNECTION WITH ANY SUCH LAWSUIT.  EXECUTIVE UNDERSTANDS THAT THIS RELEASE EFFECTIVELY RELEASES AND WAIVES ANY RIGHT HE MIGHT HAVE TO SUE THE COMPANY OR ANY OF THE RELEASED PARTIES FOR ANY CLAIM ARISING OUT OF OR RELATED TO HIS EMPLOYMENT AT THE COMPANY OR ANY OF THE RELEASED PARTIES, THE SEPARATION OF HIS EMPLOYMENT, ANY AGREEMENTS BETWEEN THE COMPANY OR THE RELEASED PARTIES AND EXECUTIVE (INCLUDING, BUT NOT LIMITED TO, THE EMPLOYMENT AGREEMENT BETWEEN THE EXECUTIVE AND THE COMPANY DATED MAY 27, 2007), AS AMENDED, OR BASED ON ANY OTHER SET OF FACTS OR EVENTS OCCURRING PRIOR TO THE EFFECTIVE DATE. PROVIDED HOWEVER THAT THE COVENANTS NOT TO SUE CONTAINED HEREIN DO NOT APPLY TO THE SAME FOUR EXCEPTIONS SET FORTH IMMEDIATELY ABOVE IN SECTION 2(a) (i), (ii), (iii) and (iv).

c.               EXECUTIVE REPRESENTS THAT EXECUTIVE KNOWS OF NO CLAIM THAT

EXECUTIVE HAS THAT HAS NOT BEEN RELEASED BY THIS SECTION 2.

3.                                       Survival of Employment Agreement Provisions.  Except as it reasonably necessary for Executive to comply with the terms of his Consultant Agreement with QualxServ, the terms of which have been made known to BancTec, solely to help QualxServ assimilate the ITSM business, to pursue new customers for QualxServ and to service customers and accounts assigned to QualxServ pursuant to the Transaction, notwithstanding Section 11 of this Agreement, the provisions of Sections VIII, IX and X of the Employment Agreement are incorporated herein by reference, shall survive after the Effective Date and expiration of the Employment Agreement and shall continue in full force and effect as though expressly set forth in this Agreement.  Executive hereby ratifies Sections VIII, IX and X of the Employment Agreement.  Executive further acknowledges and agrees that (a) Executive has received Protected Information (defined in the Employment Agreement); (b) that the Company is relying on Executive’s continuing agreement to comply with Sections VIII, IX and X of the Employment Agreement in entering into this Agreement; (c) Executive is receiving consideration for his agreement to continue to comply with Sections VIII, IX and X of the Employment Agreement; and (d) Section IX(A)(3) of the Employment Agreement shall be amended and/or interpreted to also prohibit the Executive from servicing any actual or known prospective customer of the Company to become a customer of any third party engaged in a Restricted Business (as defined in the Employment Agreement).  In addition, Executive and BancTec agree to keep completely confidential the amount and terms of this Agreement and the circumstances giving rise to this Agreement, and will not disclose, directly or indirectly, any such information to any person or entity with the exception that the Contracting Parties may disclose information regarding this Agreement to their attorneys, spouses, and to a professional tax advisor or tax return preparer for the limited purpose of obtaining advice regarding or preparing such tax return or returns as may be necessary and BancTec may advise its corporate officers and HR management personnel.  In the event that the Contracting Parties make such limited disclosure to such persons as authorized by this Agreement, the Contracting Party making such disclosure shall affirmatively instruct such persons to abide strictly by the conditions of confidentiality imposed hereunder.

4.                                       Reimbursement of Legal Expenses.  The Company shall reimburse Executive for up to $5,000 of Executive’s costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement.  Otherwise, the Contracting Parties shall each bear their own costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement.  Executive acknowledges that the Company’s payment of the legal expenses provided for in this Section 4 is consideration that Executive is not already entitled to and is in consideration for his signing the Agreement.

5.                                       Tax Consequences of Settlement Payment and Survival of Section III(D).  Executive acknowledges that he is and shall be solely responsible for all federal, state and local taxes that he may owe by virtue of receipt of any portion of the monetary payment provided under this Agreement.  Executive agrees to indemnify and hold BancTec harmless from any and all liability, including, without limitations, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any of his tax obligations that may arise from the monetary consideration made to BancTec under this Agreement.  The provisions of Section III(D) of the Employment Agreement are incorporated herein by reference, shall survive after the Effective Date and shall continue in full force and effect as though expressly set forth in this Agreement.

6.                                       Return of Property.  With the exception of copies of contract documents under which the Transaction is expected to be consummated,, on, before, or promptly after the Closing Date, Executive will turn over to the Company all papers, files, notes, memoranda, keys, access cards, customer lists, records, reports, mobile or cell phones, pagers, mobile electronic mail devices, computers, other tangible and intangible property, computer programs, computer files, data and all other documents and materials, and all copies thereof whether prepared by Executive or others, which contain Company information or relate or belong to the Company of which Executive obtained possession during the course of his employment with the Company, other than this Agreement and documentation pertaining to the Executive’s executive benefits.  By executing and delivering this Agreement, Executive represents and warrants to the Company that Executive will not retain in his possession copies or notes or other extracts, whether in paper or electronic form, of or from any information pertaining or belonging to the

Company or any business or property of the Company, other than this Agreement and documentation pertaining to the Executive’s executive benefits.  This representation and warranty survives the execution of the Agreement indefinitely.

7.                                       Non-disparagement.  The Executive and the Company shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including, without limitation, members of the investment community, press, suppliers, customers, competitors, employees, agents, lenders and advisors to the Company or its subsidiaries or affiliates, about the other or any Released Party or the business strategy or plans, policies, practices or operations of the Company or its subsidiaries or affiliates.

8.                                       Governing Law.  This Agreement is made and delivered in the State of Texas, and shall in all respects be interpreted, enforced, and governed under the laws of said state.

9.                                       Arbitration and Venue Provisions.

a.               To the extent permitted by law, all claims or disputes arising out of or relating to the construction, meaning or effect of any provision of the Agreement, the Executive’s employment relationship with the Company, or the termination or cessation of such employment relationship (collectively, “Disputes”), shall be resolved by binding and confidential arbitration in accordance with the procedures set forth in this Section 9, including, but not limited to, any claims:

i.            that Executive may have against or with the Company, the Released Parties or any of their parent companies, subsidiaries, affiliates, predecessors, successors, and all of their present or former officers, trust managers, directors, managers, representatives, employees, agents, attorneys, employee benefit programs, and the trustees, administrators, fiduciaries and insurers of such programs, as well as all representatives of any of the foregoing entities; or

ii.         that Company may have against or with Executive.

b.              All arbitrations shall be administered by a single arbitrator (the “Arbitrator”) admitted to practice law in Texas for ten years or more chosen in accordance with the American Arbitration Association Rules, or any successor thereto.  Any such arbitration proceeding shall take place in Dallas County, Texas.  The arbitration proceeding and all related documents will be confidential, unless disclosure is required by law. The Arbitrator will have the authority to award the same remedies, damages, and costs that a court could award, including but not limited to the right to award injunctive relief in accordance with the other provisions of this Agreement.  Further, the Contracting Parties specifically agree that, in the interest of minimizing expenses and promoting early resolution of claims, the filing of dispositive motions shall be permitted and that prompt resolution of such motions by the Arbitrator shall be encouraged.  The Arbitrator shall issue a written reasoned award explaining the decision within 180 days after initiation of the arbitration pursuant to this Section 9, the reasons for the decision, and any damages awarded.  The Arbitrator’s decision will be final and binding.  The judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.  This provision can be enforced under the Federal Arbitration Act.  The Arbitrator shall determine the prevailing Party in the arbitration.  Each Contracting Party shall be required to bear their own costs and attorneys’ fees and expenses incurred in arbitration, but the Company shall pay the American Arbitration Association fees and the Arbitrator’s fees in any arbitration.

c.               As the sole exception to the exclusive and binding nature of the arbitration commitment set forth above, the Contracting Parties agree that the Company may resort to Texas state courts having equity jurisdiction in and for Dallas County, Texas and the United States District Court for the Northern District of Texas, Dallas Division in order to request temporary, preliminary, and permanent injunctive, specific performance, or other equitable relief, including, without limitation, specific performance, to enforce the terms of Sections 3 and 7 of this Agreement, without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond or giving notice to the maximum extent permitted by law.  However, nothing in this Section 9.c. should be construed to constitute a waiver of any Parties’ rights and obligations to arbitrate regarding all matters other than those specifically addressed in this Section 9.c. or to seek injunctive relief, specific performance, or any other equitable relief from the Arbitrator.

d.              Should a court of competent jurisdiction determine that the scope of the arbitration and related provisions of this Agreement are too broad to be enforced as written, the Contracting Parties intend that the court reform the provision in question to such narrower scope as it determines to be reasonable and enforceable.

10.                                 Severability of Provisions.  The Contracting Parties agree that, should any part, term or provision of this Agreement be declared or determined by any agency or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

11.                                 Entire Agreement.  This Agreement contains the entire agreement and understanding between Executive and BancTec with respect to any and all disputes or claims that Executive has, or could have had, against BancTec as of the date this Agreement is executed, and supersedes all other agreements between Executive and BancTec with regard to such disputes or claims.  This Agreement shall not be changed unless in writing and signed by Executive and BancTec.

12.                                 Full Knowledge and Volition.  Executive acknowledges that no representation, promise or inducement has been made other than as set forth in this Agreement, and that Executive enters into this Agreement without reliance upon any other representation, promise or inducement not set forth herein.  Executive also acknowledges that: (a) he has been advised to consult an attorney prior to signing this Agreement; (b) he has read carefully and had received appropriate time to consider this Agreement and to consult with his attorney concerning its contents and effect; (c) he understands the Agreement and acknowledges that he knowingly and voluntarily waived the rights identified herein; and (e) he has determined that entering into this Agreement is in his best interests.

13.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

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WHEREFORE, Executive and BancTec have caused this Confidential Settlement Agreement and Release of All Claims to be executed on the dates indicated below:

Executive

Signature

Date:

and

BancTec, Inc.

By:
J. Coley Clark

Title:	Chairman & Chief Executive Officer

Date: